UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 21, 2026 (the “Closing Date”), Ondas Inc. (the “Company”) completed the previously announced acquisition of Omnisys Ltd., a company organized under the laws of the State of Israel (“Omnisys”), pursuant to the Share Purchase Agreement, dated as of May 16, 2026 (the “Agreement”), by and among the Company, Omnisys, Omnisys’ shareholders listed on Exhibit A thereto (the “Sellers”), and Mr. Ofer Yarden, solely in such person’s capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement) and not in any personal capacity.

In accordance with the terms of the Agreement, the Company acquired 100% of the issued and outstanding shares capital of Omnisys (the “Acquisition”), for an aggregate purchase price of $196,602,739.73 of shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (the “Purchase Price”), of which (i) Common Stock valued at $25,520,000 (2,726,494 shares) were issued and $3,480,000 (371,794 shares) were deposited into escrow at closing (the “Shares”) and (ii) $142,500,000 of Common Stock shall be paid in five equal installments within twenty days following the closing of the Acquisition, and (iii) the balance of the Purchase Price shall be paid in Common Stock on the twenty-fourth Trading Day (as defined in the Agreement) following the closing of the Acquisition (collectively, the “Additional Stock Consideration”).

Pursuant to the Agreement, the Sellers shall be subject to daily trading volume limitations, whereby all such Sellers may not sell, in the aggregate, any Common Stock issued to such Sellers pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed fifteen percent (15%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

Also on May 21, 2026, the Company entered into a Registration Rights Agreement, by and among the Company and the Sellers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) prospectus supplements pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Sellers of such issued Shares and Additional Stock Consideration, as applicable, subject to the trading limitation discussed above.

The foregoing description of the Acquisition, the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and are incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P., Nevada counsel for the Company, relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of shares of the Common Stock in Item 2.01 above will be exempt from the registration requirements of the Securities Act, in accordance with Regulation S thereunder, for sales to non-U.S. investors outside of the United States.

Item 7.01 Regulation FD Disclosure.

On May 21, 2026, the Company issued an investor fact sheet regarding the Acquisition. A copy of the fact sheet is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated May 16, 2026, by and among the Company, Omnisys Ltd., shareholders listed on Exhibit A thereto, and Mr. Ofer Yarden, solely in such person’s capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2026).
5.1	Opinion of Snell & Wilmer L.L.P. (Nevada Counsel)
10.1*	Registration Rights Agreement, dated May 21, 2026, by and between the Company and the signatories thereto.
23.1	Consent of Snell & Wilmer L.L.P. (Nevada Counsel) (included in Exhibit 5.1).
99.1	Fact Sheet, dated May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	ONDAS INC.

	By:	/s/ Eric Brock
Eric A. Brock
Chief Executive Officer

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